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                                                                 EXHIBIT 4.08





                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                December 4, 1995
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                            STOCK PURCHASE AGREEMENT


         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 4th day of December, 1995, by and among Dynamic Healthcare Technologies, Inc., a Nebraska corporation (the "Company"), and the investors set forth on Schedule A (each an "Investor", collectively the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.      Purchase and Sale of Stock.

                 1.1      Sale and Issuance of Series B Preferred Stock.

                          (a)     The Certificate of Designation of the Series
A Cumulative Convertible Preferred Stock and the Series B Convertible Preferred Stock (the "Certificate") in the form attached hereto as Exhibit A amending the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), has been filed with the Secretary of State of the State of Nebraska.

                          (b)     Subject to the terms and conditions of this
Agreement, each Investor severally agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), set forth opposite such Investor's name on the Schedule of Investors attached hereto as Schedule A, at a purchase price of $.80 per share.

                 1.2 Closing. The purchase and sale of the Series B Preferred Stock shall take place at 10:00 a.m. on the date of the execution and delivery of this Agreement by all the parties hereto at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, or at such other time and place as shall be mutually agreed upon between the Investors and the Company (the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the number of shares of the Series B Preferred Stock that such Investor is purchasing against receipt of a check subject to collection or a wire transfer of the purchase price to an account designated by the Company not less than two (2) business days prior to the date of the Closing.

         2. Representations and Warranties of the Company. For purposes of Subsections 2.6 through 2.26 and Section 6, references to the "Company" shall include the Company and any subsidiaries of the Company. The Company hereby represents and warrants to each Investor that, except for the exceptions set forth on the Schedule of Exceptions attached hereto as Exhibit B and furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                 2.1 Organization, Good Standing, Qualification and Corporate Power.

                          (a)     The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nebraska and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has applied for qualification to transact business as a foreign corporation in each jurisdiction where it is required to so qualify except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect (as defined in Section 7 below). True and correct copies of the Company's Charter and Bylaws as in effect on the date of the Closing have been provided to each Investor.

                          (b)     The Company has all requisite legal and
corporate power to execute and deliver this Agreement, the Warrant (defined below) to be issued to The Argentum Group and the other Basic Documents (as defined in Section 7 below), and to issue and sell the Series B Preferred Stock hereunder, to issue the Warrant and the Reserved Shares (as defined in Section 7 hereof) and to carry out and perform its obligations under the terms of this Agreement and the other Basic Documents.

                 2.2 Capitalization and Voting Rights. The authorized capital of the Company consists immediately prior to the Closing, of:

                 (a) Preferred Stock. 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which (i) 1,055,938 shares have been designated Series A Preferred Stock and 968,750 of such shares are issued and outstanding as of the date hereof, and (ii) 4,384,375 shares have been designated Series B Preferred Stock and 3,750,000 of such shares are issued and outstanding as of the consummation of the transactions contemplated hereby. The rights, privileges and preferences of the Series A Preferred Stock of the Company (the "Series A Preferred Stock") and the Series B Preferred Stock are as stated in the Charter. The designation, issuance, sale and delivery of the Series B Preferred Stock, and the reservation, issuance, sale and delivery of the Reserved Shares, have been duly authorized by all requisite corporation action of the Company, and when issued, sold and delivered in accordance with this Agreement, the Series B Preferred Stock and Reserved Shares will be validly issued and outstanding, fully paid and nonassessable and not subject to preemptive or any other similar rights of the shareholders of the Company or others. The designations, powers, preferences and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock are as stated in the Certificate and the Bylaws.

                 (b) Common Stock. 20,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 6,589,071 shares are issued and outstanding.

                 2.3 Subsidiaries. Except as listed on Exhibit B hereto, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.





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                 2.4      Authorization.  The Basic Documents have been duly
authorized, executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms.

                 2.5      Valid Issuance of Preferred and Common Stock, Etc.

                          (a)     The issuance, sale and delivery of the Series
B Preferred Stock which is being purchased by the Investors hereunder and the Warrant and the issuance and reservation for issuance of the Reserved Shares have been duly authorized by all required corporate action on the part of the Company, and when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and, based in part upon the representations and warranties of the Investors in this Agreement, the Series B Preferred Stock shall have been duly registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") and applicable state blue sky law. The Reserved Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate and the Warrant, shall be duly and validly issued, fully paid, and non-assessable. The Series B Preferred Stock issued hereunder (and the Reserved Shares upon issuance) will be free and clear from any liens or encumbrances other than those created by, or imposed upon, the holders thereof through no action of the Company. The Series B Preferred Stock and the Reserved Shares, upon issuance, will be free of statutory preemptive rights.

                          (b)     The outstanding shares of Common Stock are
all duly and validly authorized and issued, fully paid, and non-assessable, and were issued in compliance with all applicable federal and state securities laws.

                          (c)  Except for (i) the conversion privileges of the
Series A Preferred Stock and the Series B Preferred Stock and the Company's 9% Subordinated Convertible Notes, (ii) an aggregate of 210,000 shares of Common Stock issuable upon exercise of the Warrant, (iii) options and/or warrants for the purchase of 1,725,691 shares of Common Stock and (iv) as otherwise set forth in Exhibit B, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                 2.6      Financial Statements.

                          (a)     The Company has delivered to each Investor
the audited balance sheet for the year ended December 31, 1994 (as restated) and unaudited balance sheet of the Company as of September 30, 1995, and statements of operations and stockholders' equity as of, and for the twelve and nine months ended, December 31, 1994 (as restated) and September 30, 1995, respectively (collectively, the "Financial Statements"). The Financial Statements are





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

complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and during the periods indicated therein, subject to normal year end audit adjustments which are neither individually nor in the aggregate expected to be material. Except as reflected in the Financial Statements or disclosed in Exhibit B, the Company has no material debts, liabilities, guarantees or other obligations, whether accrued, absolute, contingent or otherwise.

                          (b)     Since September 30, 1995 (i) there has been
no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects of the Company and (ii) no dividends or other distributions have been paid or made upon any shares of capital stock of the Company nor have any shares of capital stock of the Company been redeemed, retired, purchased or acquired for value by the Company.

                          (c)     The Basic Documents, the Memorandum (as
defined in Section 7) and any certificate or written statement delivered by Company pursuant to any Basic Document or the Memorandum do not contain any untrue statement of a material fact or omits to state a material fact (known to the Company) necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company has furnished to the Investors certain consolidated financial information concerning the Company and each of its subsidiaries, including estimates and projections of the Company's and each of its subsidiaries' result of operations and financial position for and as at the end of certain future periods. There are no statements or conclusions therein which, when taken as a whole, in light of the circumstances under which they are or were made, to the knowledge and belief of the Company at the time provided, are based upon or include materially misleading information or fail to take into account material information regarding the matters covered therein which could be expected to have a Material Adverse Effect. The Company has no reason to believe that any of the statements or conclusions included therein are not true and correct in all material respects as at the time provided. It is understood that no representation or warranty is made by the Company concerning any predictions, forecasts, estimates, or any other analyses prepared by or on its or its subsidiaries' behalf, which are dependent on future events, except that such predictions, forecasts, estimates, and analyses were prepared with reasonable care including, but not limited to, the use of reasonable assumptions.

                 2.7 Changes. Since September 30, 1995, except as disclosed in Exhibit B, there has not been:

                          (a)     any change in the assets, liabilities,
condition (financial or otherwise), affairs, earnings, business, operations, or prospects of the Company from that reflected in the balance sheet as at September 30, 1995, referred to in Section 2.6 above, except for changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse;





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                          (b)     except as noted on Exhibit B hereto, any
change in the liabilities or obligations of the Company, contingent or otherwise, whether due or to become due, whether by way of guaranty, endorsement, indemnity, warranty, or otherwise, except current liabilities incurred in the ordinary course of business, none of which materially and adversely affects the business, prospects, condition, affairs, properties or assets of the Company;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, materially and adversely affecting the properties, operation or business of the Company;

                          (d)     any waiver by the Company of a valuable right
or of a material debt owed to it;

                          (e)     any loans made by the Company to its
employees, officers, or directors other than advances of expenses made in the ordinary course of business;

                          (f)     any declaration or payment of any dividend or
other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any securities of the Company;

                          (g)     any labor organization activity or organized
labor trouble;

                          (h)     any sale, transfer, or lease of any of the
Company's assets except in the ordinary course of business or any mortgage or pledge of or lien imposed upon any of the Company's assets;

                          (i)     to the best of the Company's knowledge, any
other event or condition of any character which has materially and adversely affected the business, prospects, condition, affairs, operations, properties or assets of the Company;

                          (j)     any increase in compensation of any of its
existing officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;

                          (k)     any resignation or termination of employment
of any officer or key employee of the Company;

                          (l)     any change in the accounting methods or
practices followed by the Company;

                          (m)     any issuance of any stock, bonds, or other
securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances contemplated or permitted by the Basic Documents; or





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                          (n)     any agreement by the Company to do or enter
into any of the foregoing.

                 2.8 Governmental Consents. Except as listed on Exhibit B, no consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Basic Documents. Except for the filing of any notice subsequent to the Closing that may be required under applicable Federal and/or state securities laws (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to, or filing with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Company of the Basic Documents or for the valid authorization, designation, issuance, sale and delivery of the Series B Preferred Stock or the Warrant or for the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares.

                 2.9 Litigation. Except as described on Exhibit B hereto,(i) there is no action, suit, proceeding, or investigation pending or to the Company's knowledge currently threatened against the Company (nor, to the Company's knowledge, is there any reasonable basis therefor) which questions the validity of the Basic Documents or the right of the Company to enter into such agreements, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs, or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, including, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers; (ii) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality; (iii) there is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate; and (iv) as of the Closing, there shall be no action, suit, proceeding or, to the best of the Company's knowledge or belief, investigation pending or to the best of the Company's knowledge or belief threatened against or affecting the Company which questions the validity or the enforceability of this Agreement, or the other Basic Documents.

                 2.10 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions, attached hereto as Exhibit B, contains a complete list of patents and patent applications of the Company. Except as shown on Exhibit B, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other person or entity. The Company has not received any communications or claims alleging that the





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Company has violated or, by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of any Basic Document, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                 2.11 Compliance with Other Instruments. Except as noted in Exhibit B hereto, the Company is not in violation or default of any provisions of its Charter or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which would have a Material Adverse Effect. The execution, delivery, and performance of the Basic Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or trigger any anti-dilution provisions, provisions for the right to purchase stock, or pre-emptive rights in any agreements to which the Company is a party. The Company does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets is subject. To the Company's knowledge, there are no warranty claims or other uninsured claims against the Company under completed contracts which might involve a material monetary liability which is not reserved against in the Financial Statements.

                 2.12     Agreements; Action.

                          (a)     Except as listed on Exhibit B hereto and
except for agreements expressly contemplated by the Basic Documents, there are no agreements, understandings, or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                          (b)     Except as listed on Exhibit B hereto, there
are no agreements, understandings, instruments, contracts, proposed transactions to which the Company is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, (ii) are material to the conduct and operations of the





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Company's business or properties, including, without limitation, the license of any patent, copyright, trade secret, or other proprietary rights to or from the Company or provisions restricting or affecting the development, manufacture, or distribution of the Company's products or services, (iii) involve any employment or consulting arrangement, whether written or oral, between the Company and any Person or (iv) provide for the grant to any person of a right to cause the Company to register any securities of the Company for sale.

                          (c)     Except as listed on Exhibit B hereto, the
Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged, or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                          (d)     For the purposes of subsections (b) and (c)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                          (e)     Other than the Basic Documents, to the extent
such agreements can be deemed to have a Material Adverse Effect, the Company is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which has a Material Adverse Effect on the Company, or limits or restricts the ability of the Company to carry out its obligations under the Basic Documents. The Company is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

                 2.13 Disclosure. The Company has fully provided each Investor with a copy of the Memorandum and of all information which each Investor has requested for deciding whether to purchase the Series B Preferred Stock sold hereunder and all information which the Company believes is reasonably necessary to enable each Investor to make such decision. Neither this Agreement, any other Basic Document, the Memorandum nor any other statements or certificates made or delivered by the Company in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

                 2.14 Title to Property and Assets. The Company has good and marketable title to its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except as disclosed in Exhibit B or such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.





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With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances. All of the Company's properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

                 2.15 Labor Agreements and Actions; Employee Benefits. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the knowledge of the Company, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. Except as listed on Exhibit B hereto, the Company does not have any employee benefit plans presently in force with respect to profit-sharing, pensions, stock options or other stock benefits.

                 2.16 Insurance. The Company has in full force and effect fire, casualty, and liability insurance policies, with extended coverage, in such amounts and with such coverage as are comparable to corporations similar in size and engaged in a business similar to the Company.

                 2.17 Tax Matters. The Company (i) has timely filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect its operations for tax purposes); and (ii) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. To the best of the Company's knowledge and belief, the Company's tax returns have not been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes.

                 2.18 Minute Books. The minute books of the Company contain a complete and accurate record of all meetings of directors and stockholders since the date of incorporation of the Company and all actions by written consent.

                 2.19 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation," as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

                 2.20 Foreign Corrupt Practices Act. The Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for





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

political office (or any person that the Company knows or has reason to know will offer anything of value to any such person) in violation of the Foreign Corrupt Practices Act of 1977, as amended.

                 2.21 Compliance with FDA Regulations. Except as provided in Exhibit B hereto, to the best of the Company's knowledge, the Company's business as presently conducted, and as proposed to be conducted, complies with all applicable regulations promulgated by the United States Food and Drug Administration.

                 2.22 Regulations G, T and X. The Company does not own or have any present intention of acquiring any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin security"). None of the proceeds of the Series B Preferred Stock will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin security or for any purpose which might cause any Basic Document and the transactions contemplated thereby to violate Regulation G, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 2.23 Governmental Regulation. Neither the Company nor any of the Company's subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or to any United States of America, state or local statute or regulation limiting its or their ability to incur Debt.

                 2.24 Customers and Suppliers. Except as disclosed in Exhibit B hereto, no customer or supplier of the Company, the loss of which would have a Material Adverse Effect on the Company, has notified the Company of its intention to terminate its relationship with the Company.

                 2.25 Existing Defaults. Neither the Company nor any of the Company's subsidiaries is in default under any term of any mortgage, indenture, deed of trust, or other agreement to which it is a party or by which it or any of the assets owned by it may be bound that is disclosed in Exhibit B pursuant to Section 2.12(b). Neither the Company nor any of the Company's subsidiaries is in violation of any law, ordinance, rule, or regulation to which it or any of its or their assets is subject.

                 2.26 Reports. The Company has furnished an accurate and complete copy of each registration statement, report and proxy statement filed by the Company with the Securities and Exchange Commission (the "Commission") since December 31, 1992 (collectively, the "SEC Reports"). Except as listed on Exhibit B hereto, to the best of the Company's knowledge and belief, none of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the





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

statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1992, to the best of the Company's knowledge, the Company has filed all required forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act and the Exchange Act, all of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company as to such Investor that:

                 3.1 Authorization. This Agreement constitute its valid and legally binding obligation, enforceable against the Investor in accordance with its terms. The Investor represents that it has full power and authority to enter into this Agreement.

                 3.2 Purchase Entirely for Own Account. The Series B Preferred Stock to be received by the Investor pursuant to the terms hereof will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents and warrants that the Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Series B Preferred Stock.

                 3.3      Investor Address, Access to Information, Experience,
Etc.

                          (a) The address set forth on the signature pages of
this Agreement is the Investor's true and correct business, residence or domicile address. The Investor has received and read and is familiar with this Agreement and the Memorandum. The Investor has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment. The Investor has substantial experience in evaluating non-liquid investments such as the Series B Preferred Stock and is capable of evaluating the merits and risks of an investment in the Company. Except in the cases of Benjamin M. Fishman and Robert Grossman, the Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                          (b)     The Investor acknowledges that it has had an
opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement. The Investor acknowledges that it has relied solely upon the Company to disclose any and all information material to the Investor's decision to enter into this Agreement and is not relying upon any statements made by The Argentum Group regarding the Company or the transactions contemplated by this Agreement.

                 3.4 Restricted Securities. The Investor understands that the shares of Series B Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                 3.5 Legends. It is understood that the certificates evidencing the Series B Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear the following legend:

                 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

                 The legend referred to above shall be removed by the Company from any certificate at such time as the holder of the shares represented by the certificate delivers an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144(k) under the Securities Act, provided that the Company has received from the holder a written representation that (i) such holder is not an affiliate of the Company and has not been an affiliate of the Company during the preceding three (3) months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least three (3) years, and (iii) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such shares.

         4. Conditions of each Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against an Investor unless such Investor has consented in writing thereto:

                 4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                 4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Basic Documents that are required to be performed or complied with by it on or before the Closing.

                 4.3 Compliance Certificate. The President or Treasurer of the Company shall deliver to the Investors at the Closing a certificate certifying that the relevant conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                 4.4 Secretary's Certificate. The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying:
(i) that attached thereto is a true and complete copy of the Bylaws of the Company as then in effect; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of the Company authorizing the transactions contemplated by the Basic Documents; (iii) that the Company's Charter has not been further amended since the filing of the Certificate; (iv) to the incumbency and specimen signatures of each officer of the Company executing the Basic Documents and the other agreements and certificates contemplated thereby.

                 4.5 Qualifications. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Series B Preferred Stock hereunder and the Reserved Shares.

                 4.6 Opinion of Company Counsel. Each Investor shall have received (i) from Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A., counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C-1 and (ii) from Harding & Ogborn, Nebraska counsel to the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C-1.

                 4.7 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by the Basic Documents.

                 4.8 Fees. The Company shall have paid to The Argentum Group a financial advisory fee in the sum of $175,000 plus out-of-pocket expenses.

                 4.9 Stock Certificates. Each Investor shall have received a stock certificate dated the date of the Closing for the number of shares of Series B Preferred Stock set forth opposite such Investor's name on Schedule A hereto.

                 4.10 Information. Each Investor shall have received all information reasonably requested by the Investors relating to the business of the Company, including all operational, financial, legal, technological and other areas, including but not limited to the strategic relationship with IBM, status of the Commission investigation and customer satisfaction with the Company's products and services.

                 4.11 Capitalization. Evidence in form and substance satisfactory to each Investor that immediately prior to the issuance and sale of the Series B Preferred Stock contemplated hereby demonstrating that the Company's total issued and outstanding and issuable shares of capital stock, on a fully diluted basis, shall consist of 6,589,071 shares of Common Stock or equivalents, par value $0.01 per share; 968,750 shares of Series A Preferred Stock, par value $0.01 per share; and options and/or warrants to purchase 1,725,691 shares of Common Stock including: (i) an aggregate of 312,800 issued pursuant to 1983 and 1993 employee Stock Option Plans and Director & Officer Option plans; (ii) 35,000 Underwriter's Warrants; (iii) Warrants issued to the holders of the Bridge Note Debt to purchase 155,000 shares of Common Stock at an exercise price of $1.00 per share; (iv) options issued to the CEO and President of the Company to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share; and (v) options to purchase no more than 722,891 shares of Common Stock pursuant to other option plan(s).

                 4.12 Bank Debt. The Company shall have received a commitment letter from First Union Bank of Florida (the "Bank") in form and substance satisfactory to the Investors providing for the refinancing of the Bank Debt (as defined below) and such other terms and provisions which shall be acceptable to each Investor.

                 4.13 Lock-Up Agreement. Each of Mitchel Laskey, and David Pomerance shall have delivered a Lock-up Agreement in favor of the Investors (the "Lock-Up Agreement") in the form of Exhibit D.

                 4.14 No Material and Adverse Change. Each Investor shall have received a certificate signed by the President and Chief Financial Officer of the Company stating that no material adverse change has occurred since September 30, 1995 in the assets, condition (financial or otherwise), affairs, business, operations, or prospects of the Company.

                 4.15 Other Fees and Expenses. The Company shall have paid to counsel to the Investors all fees and expenses payable pursuant to Section
10.11 hereof.

                 4.16 Warrants. The Company shall have sold to The Argentum Group the Warrant, in form and substance satisfactory to The Argentum Group, duly executed by the Company, and evidence that the Company shall have reserved for issuance an adequate number of shares of Common Stock to be issued upon exercise of the Warrant.

                 4.17 Indemnity Agreement. The Company shall have delivered to The Argentum Group an indemnification agreement in form and substance satisfactory to The Argentum Group.

                 4.18 Bridge Notes. Each Investor shall have received evidence that the holders of the Bridge Note Debt (as defined in Section 7) shall have converted their notes evidencing the Bridge Note Debt into Series A Preferred Stock of the Company, upon the terms and conditions acceptable to each Investor.

                 4.19 Proxies. Each of Michael Laskey and David Pomerance shall have delivered voting proxies in the form of Exhibit E (the "Proxies").

                 4.20 SBA. The Company shall have provided each Investor that is a Small Business Investment Company with such documentation and certifications as shall be necessary to comply with the rules and regulations of the Small Business Administration, including appropriate size status declarations and assurance of compliance declarations.

                 4.21 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated by the Basic Documents and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         5. Affirmative Covenants. The Company covenants and agrees that so long as any shares of the Series B Preferred Stock shall remain outstanding:

                 5.1 Financial Statements. The Company will furnish or cause to be furnished to each Investor and subsequent holders of the Series B Preferred Stock:

                 (a) as soon as reasonably possible, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated and statements of operations and retained earnings and cash flow of the Company for such quarter, all in reasonable detail, prepared in accordance with GAAP, and certified to be complete and correct (subject to year-end adjustments) by the chief financial officer of the Company;

                 (b) as soon as reasonably possible, and in any event within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year, and audited consolidated statements of operations and retained earnings and cash flow of the Company for such fiscal year, all in reasonable detail, accompanied by consolidating schedules, and prepared in accordance with GAAP, and accompanied by the unqualified report thereon of KPMG Peat Marwick, LLP, certified public accountants or such other firm of nationally recognized independent certified public accountants as shall be reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding;

                 (c) promptly after the commencement thereof or threatened commencement of action, notice of all actions, suits, investigations, and proceedings before any court or governmental department, arbitration panel, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its subsidiaries other than ordinary and routine litigation covered under the limits of existing insurance policies;

                 (d) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, if any, which the Company may file with the Commission or any governmental authority which may be substituted therefor or with any national securities exchange (including, without limitation, reports relating to the Commission's investigation of the Company's revenue recognition practice);

                 (e) minutes of meetings of the Board of Directors of the Company and copies of any press releases issued by the Company;

                 (f) promptly after the end of each fiscal year of the Company consolidating (based upon business segments) plan and financial forecasts for the forthcoming year, as customarily prepared by the management of the Company for internal use and any other similar reports, if any, customarily prepared by the management of the Company;

                 (g) promptly, copies of all amendments to the Charter or Bylaws of the Company; and

                 (h) such other information regarding the business, affairs and condition of the Company, as Investors may from time to time reasonably request.

                 5.2      Legal Existence of the Company and its Subsidiaries.

                 (a) The Company will maintain its existence as a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

                 (b) The Company will conduct its business in compliance in all material respects with all permits and licenses issued by, and all statutes, rules, regulations and orders of, and all restrictions imposed by, all governmental authorities, domestic or foreign, federal or state, applicable to the conduct of business and the ownership of its or their property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls or promulgated by the United States Food and Drug Administration), the noncompliance with which might have, either in any case or in the aggregate, a Material Adverse Effect.

                 (c) The Company will conduct its business in compliance in all material respects with all licenses, agreements and contracts to which it is a party, the noncompliance with which might have, either in any case or in the aggregate, a Material Adverse Effect.

                 (d) The Company will keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all of its financial transactions.

                 (e) The Company will maintain, keep, and preserve all of its material properties (tangible and intangible), necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear expected.

                 (f) The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its assets and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation similar in size and engaged in a business similar to the Company of such types and in such amounts and with such deductibles as are customarily carried by such other corporations.

                 5.3 Reservation of Shares. The Company shall at all times duly reserve for issuance the Reserved Shares and any other shares of the Company's capital stock issuable pursuant to the terms of the Certificate. The Company shall comply with the terms and conditions of the Series B Preferred Stock as set forth in the Certificate.

                 5.4 Registration. (a) Each time the Company proposes to file on its behalf and/or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to an employee of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock, it will give written notice to each holder of Series B Preferred Stock or Restricted Shares (as defined below) at least 30 days before the initial filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares issuable upon conversion of Series B Preferred Stock held by each such holder and shares of Common Stock which may be issued to each such holder pursuant to
Section 2(b) of the Certificate (collectively, "Restricted Shares"), as each such holder may request.

                 If a holder of Series B Preferred Stock or Restricted Shares desires to have Restricted Shares registered under this Section 5.4(a), he shall advise the Company in writing within 15 days after the date of receipt of such offer from the Company, setting forth the amount of such Restricted Shares for which registration is requested. The Company shall thereupon include in such filing the number of shares of Restricted Shares for which registration is so requested. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, the Company shall not be required to include any of the Restricted Shares in such underwriting unless the holder agrees to accept the offering on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that: (i) if the managing underwriter determines and advises the Company in writing that the inclusion of all Restricted Shares proposed to be included by the holders in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons who have contractual rights on the date of this Agreement to require the Company to register such shares (the "Other Shares") other than the holders of Series B Preferred Stock or Restricted Shares and the Company would jeopardize the success of the Company's offering, then the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company) only that number of Restricted Shares that the managing underwriter believes will not jeopardize the success of the Company's offering and the number of Restricted Shares and Other Shares not included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering; and (ii) in each case all shares of Common Stock owned by the holders of Series B Preferred Stock and Restricted Shares which are not included in the underwritten public offering shall be withheld from the market by such holders for a period, not to exceed ninety (90) calendar days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering, except that such holders shall not be prohibited from selling shares in a private transaction and may be prohibited from selling shares only following one underwritten public offering. In the event the Company chooses a registration form which limits the size offering either in terms of the number of shares or dollar amount, the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company) Restricted Shares and Other Shares on a pro rata basis which would not exceed such limits.

                 (b) At any time beginning six-months after the date of this Agreement, the holders of fifty percent of the outstanding Series B Preferred Stock and Restricted Shares may request, on two occasions only, that the Company effect the registration of Restricted Shares under the Securities Act. Upon receipt of such request (which shall specify the intended method or methods of disposition), the Company shall promptly notify all holders of Series B Preferred Stock and Restricted Shares in writing of the receipt of such request and each such holder may elect (by written notice sent to the Company within 15 days from the date of such holders' receipt of the aforementioned Company's notice) to have Restricted Shares included in such registration thereof pursuant to this Section 5.4. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Restricted Shares which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid).

                 (c)      If the Company is required by the provisions of
Section 5.4(a) or Section 5.4(b) to use its best efforts to effect the registration of any of its Series B Preferred Stock or its Common Stock under the Securities Act, the Company will, as expeditiously as possible:

                          (i)     prepare and file with the Commission a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

                          (ii)    prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering;

                          (iii)   furnish to such selling security holders such
number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                          (iv)    use its best efforts to register or qualify
the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement; and

                          (v)     enter into customary agreements (including an
underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Series B Preferred Stock or Common Stock and as shall be required in connection with the action taken by the Company.

                 (d) All expenses incurred in complying with this Section 5.4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company and the Investors (provided that the Company shall only be obligated to pay the fees and expenses of one counsel representing the Investors), expenses of any special audits incident to or required by any such registration and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 5.4(c)(iv), except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by the Investors.

                 (e) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 5.4, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said final prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares in reliance upon and in conformity with written information furnished by the seller of such shares to the Company for use in preparation thereof. In the event that Restricted Shares held by an Investor shall be included in any registration pursuant to this Agreement, such Investor hereby agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 5.4(e) for the indemnification of such prospective seller and underwriter by the Company) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement or final prospectus contained therein or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by the seller of such shares to the Company for use in the preparation of such registration statement, final prospectus or amendment or supplement. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this
Section 5.4(e), such indemnified party will, if a claim in respect thereof is made against any indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which conflict in any material respect with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.4(e), such indemnifying party shall reimburse such indemnified party and shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.4(e). The indemnifying party shall not make any settlement of any claims indemnified against thereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 5.4, if pursuant to an underwritten public offering of the Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 5.4(e) shall be deemed inoperative for purposes of such offering.

                 (f) The Company will, at its expense, obtain and maintain approval for trading or listing of all Reserved Shares on NASDAQ and any national securities exchange on which any shares of Common Stock are admitted for trading or are listed.

                 (g) Each Investor that elects to have Restricted Securities included in a registration pursuant to this Section 5.4 agrees to furnish the Company such information regarding such Investor and such Investor's intentions in connection with such registration as the Company may from time to time reasonably request in writing.

                 5.5 Use of Proceeds. The Company shall use not more than $500,000 of the proceeds received from the sale and issuance of the Series B Preferred Stock to retire a portion of the Bank Debt and the balance for working capital for product development and increased sales and marketing expenses.

                 5.6 Right of Inspection. At any reasonable time and from time to time, upon reasonable notice, the Company shall permit any Investor or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and to discuss the affairs, finances and accounts of the Company with any of its officers and directors and furnish to each Investor, promptly upon the request of such Investor, copies of such financial and operating data (such as patents, issued or filed, licensing agreements, research and development contracts, joint venture agreements, etc.) and other information as reasonably requested by such Investor. The Company will permit the Investors to inspect, audit and make copies of the books and records of the Company, to discuss the business and affairs of the Company with the officers of the Company, and to inspect any of the properties or assets of the Company upon reasonable notice to the Company and at such reasonable times as the Investors may from time to time request. Upon three business days' prior notice to the Company, the Investors shall have the right to confer in their discretion with the independent certified public accountants of the Company at any time during normal business hours upon any matter involving the financial condition of the Company and such accountants are hereby irrevocably authorized to fully discuss with and disclose to the Investors all such matters; provided that each Investor shall bear its own expenses in connection with the exercise of such right. Each Investor severally and not jointly agrees to maintain the confidentiality of any information received by it pursuant to this Section 5.6, until such information becomes public or is otherwise no longer confidential or as otherwise required by law.

                 5.7      Additional Agreements of the Company.

                          (a)     The Company shall call, and use its best
efforts to have, regular meetings of the Board of Directors of the Company, not less often than quarterly.

                          (b)     The Company shall pay all reasonable travel
expenses and other out-of-pocket disbursements incurred by all non-employee directors in connection with attending meetings of the Board of Directors of the Company.

                          (c)     So long as the Series B Preferred Stock shall
be outstanding, the Company shall include in its slate of nominees for directors up to two individuals designated by the holders of Series B Preferred Stock and use its best efforts to cause such nominees to be elected to the Board of Directors of the Company as soon as possible. The initial nominees selected by the holders of Series B Preferred Stock are Bret Maxwell and Daniel Raynor.

                 5.8 Transfer Pursuant to Rule 144A. The Company agrees to provide to the Investors and upon an Investor's request to any prospective purchaser designated by such Investor the financial and other information specified in Rule 144A(d)(4) under the Securities Act and to take any other action reasonably requested by such Investor or to execute any certificates necessary to permit a transfer by any Investor to qualify for the exemption set forth in Rule 144A.

                 5.9 Further Assurances. At any time or from time to time upon the request of any Investor, the Company shall execute and deliver such further documents and do such other acts and things as such Investor may reasonably request in order to effect fully the purposes of the Basic Documents.

         6. Negative Covenants. The Company covenants and agrees that so long as any Series B Preferred Stock shall remain outstanding:

                 6.1 Transactions with Affiliates. Except as otherwise specifically permitted under the Basic Documents, the Company will not, and will not permit any of its subsidiaries to, be a party to, directly or indirectly, any transaction with any officer, director or affiliate of the Company unless such transaction has been approved in advance by a majority of the disinterested directors of the Company's Board of Directors and the terms of such transaction (i) are no less favorable to the Company than those which might be obtained at the time from persons who are not affiliates of the Company and (ii) are in accordance with standard industry practices.

                 6.2 Amendment of Charter Documents. The Company will not take any action to amend, modify, alter or repeal any provision of it Charter or Bylaws.

                 6.3      Certain Covenants.  The Company will not:

                          (a)     Indebtedness.  Incur any Indebtedness, unless
after giving effect thereto, the ratio of the Company's total Debt to Tangible Net Worth is equal to or less than 2:1.

                          (b)     Dividends.  Make or declare, directly or
indirectly, any dividend (in cash, return of capital, or any other form of assets) on, or make any other payment or distribution on account of, or set aside assets for a sinking or other similar fund for the purchase, redemption, or retirement of, or redeem, purchase, retire, or otherwise acquire any shares of interest of any of its Common Stock, whether now or hereafter outstanding, or grant or issue any warrant, right, or option pertaining thereto, or other security convertible into any of the foregoing, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or assets or in obligations other than on the Series A Preferred Stock and the Series B Preferred Stock.

                          (c)     Acquisitions.  (i) Purchase or acquire,
directly or indirectly, in one or a series of related transactions any assets of any Person having an aggregate fair market value in excess of $500,000 or
(ii) purchase or acquire the business, or all or substantially all of the capital stock, or other equity interests or assets of any other Person unless, in the case of such purchase or acquisition, the aggregate purchase price (whether paid in cash, stock or other consideration), including liabilities assumed, does not exceed $500,000.

                          (d)     Asset Dispositions.  Make any Asset
Disposition (other than in the ordinary course of business or in connection with the disposition of assets attributable to discontinued operations).

                          (e)     Fundamental Changes.  (i) Consolidate or
merge with and into any other Person, or convey, transfer, or lease all or any substantial portion of its properties and assets substantially as an entity to any Person or (ii) engage in any business other than the business in which it is engaged in as of the Closing.

                          (f)     Preferred Stock.  Create or issue any class
or series of Preferred Stock ranking senior to or on pari passu basis in any respect with the Series B Preferred Stock.

                 6.4 Misrepresentations. The Company shall not furnish to the Investors any certificate or other document that contains any untrue statement of material fact or omits to state a fact necessary to make it not materially misleading in light of the circumstances under which it was furnished.

         7. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

                 "Asset Disposition" means any conveyance, transfer or lease, directly or indirectly in any consecutive 12-month period, in one or a series of related transactions, of all or substantially all of the properties and assets of any division or line of business of the Corporation.

For the purposes of this definition, the term "Asset Disposition" shall not include any conveyance, transfer or lease, directly or indirectly, in any consecutive 12-month period, in one or a series of related transactions, of assets having in the aggregate a fair market value of less than $250,000.

                 "Accommodation Obligation" shall mean, as applied to any Person and without duplication of amounts, any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligations ("primary obligation") of any Person in any manner whether directly or indirectly, including any obligation of such Person or on behalf of any other person (irrespective of whether contingent), or to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum amount of a Person's liability with respect to the stated or determinable amount of the primary obligation for which such Accommodation Obligation is incurred.

                 "Bank Debt" shall mean the indebtedness in the principal amount of $3,400,000 outstanding as of the date hereof arising under the Revolving Credit and Security Agreement dated as of October 12, 1994 between the Company, Terrano Corporation and the Bank, as amended through the Closing date.

                 "Basic Document" shall mean each of this Agreement, the Certificate, the Warrant, the Lock-Up Agreements and the Proxies, each as at any time amended and in effect from time to time.

                 "Bridge Note Debt" shall mean the indebtedness in the principal amount of $775,000 arising under the Company's 9% Subordinated Convertible Notes.

                 "Capitalized Lease" shall mean any lease of an asset by the Company or any subsidiary as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of the Company or such subsidiary.

                 "Capitalized Lease Obligations" shall mean the aggregate amount which in accordance with GAAP is required to be reported as a liability on the balance sheet of the Company or any subsidiary at such time in respect of its respective interest as lessee under a Capitalized Lease.

                 "Debt" shall mean, with respect to any Person, the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products; (c) all obligations of such Person to pay the deferred purchase price of assets or services, exclusive of trade payables which, by their terms, are due and payable within ninety (90) calendar days of the creation thereof; (d) all Capitalized Lease Obligations of such Person; (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed by such Person, to the extent of the lesser of such obligation or liability or the fair market value of such asset; and (f) all Accommodation Obligations of such Person.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America.

                 "Intangible Assets" shall mean that portion of the book value of any Person's assets which would be treated as intangibles under GAAP, including all items such as goodwill, trademarks, trade names, brand names, trade secrets, customer lists, computer software, copyrights, patents, licenses, franchises, franchise conversion rights, covenants not to compete, research and development expense, and rights with respect to any of the foregoing and all unamortized debt discount and expenses.

                 "Material Adverse Effect" shall mean a material adverse effect on the assets, condition (financial or otherwise), affairs, earnings, business, operations or prospects of the Company.

                 "Memorandum" means the Private Placement Memorandum of the Company dated November 28, 1995 relating to the offering of the Series B Preferred Stock.

                 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, as appropriate, the Company or any subsidiary thereof.

                 "Reserved Shares" shall mean (i) the 3,812,500 shares of Common Stock issuable upon conversion of Series B Preferred Stock pursuant to the Certificate, (ii) the shares of Common Stock issuable upon conversion of Series B Preferred Stock issuable as dividends pursuant to Section 2(b) of the Certificate and (iii) the 210,000 shares of Common Stock issuable upon exercise of the Warrant, in each case, subject to adjustment.

                 "Tangible Net Worth" shall mean, on the date any determination thereof is to be made, the amount calculated as the difference of: (a) the Company's stockholders' equity, determined on a consolidated basis; minus (b) the Intangible Assets of the Company and its subsidiaries, determined on a consolidated basis.

                 "Warrant" shall mean the common stock purchase warrant for 210,000 shares of Common Stock to be issued by the Company to The Argentum Group on the date of the closing.

         8.      Stock Option Grant.

                 (a) The Company hereby grants to each Investor and each subsequent holder of Series B Preferred Stock (each a "Purchaser") an option to purchase all or any part of his or its pro rata share of New Securities (as defined below) which the Corporation may, from time to time, propose to sell and issue. A pro rata share of New Securities for purposes of this option is the ratio of the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock then held by a Purchaser to the sum of the Company's outstanding Common Stock immediately prior to such issuance of New Securities plus the number of shares of Common Stock then issuable upon conversion or exchange of all securities convertible or exchangeable into Common Stock. "New Securities" shall mean any Common Stock of the Company whether now authorized or not, and securities issued upon exercise of rights, options, warrants or other securities convertible into Common Stock; provided, that the term "New Securities" does not include (i) Common Stock purchased for more than 200% of the then effective Conversion Price (as defined in the Certificate) for the Series B Preferred Stock in connection with an underwritten public offering effected pursuant to a registration statement under the Securities Act; (ii) the Common Stock issuable upon the conversion of the Company's Series A Cumulative Convertible Preferred Stock or Series B Preferred Stock; (iii) securities issued pursuant to the acquisition of another business by the Company by merger, purchase of assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such acquired corporation upon consummation of such transaction; (iv) shares of Common Stock of the Company issued in connection with any stock split, stock dividend or recapitalization of the Company; and (v) Common Stock issued pursuant to employee benefit plans in the normal course of business approved by the Board of Directors of the Corporation on or prior to the date hereof.

                 (b) The purchase price of Common Stock issued upon conversion or exchange of securities convertible into Common Stock shall equal the sum of (i) the consideration paid for the convertible securities converted or exchanged plus (ii) the consideration paid upon conversion or exchange of such convertible securities divided by the aggregate number of shares of Common Stock issuable upon conversion or exchange of such convertible securities. If the New Securities are sold for consideration other than cash, the purchase price therefor shall be the fair market value of the consideration as reasonably determined by the Board of Directors of the Company.

                 (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. If the terms involve a unique consideration which the Purchasers are unable to deliver, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair market value of such consideration and such fair market value shall be the price offered to the Purchasers, payable in cash. Each Purchaser shall have 30 days from the date such notice is given to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in such notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                 (d) In the event any Purchaser fails to exercise fully the option granted under this Section 8 within such 30 day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 90 days from the date of such agreement) to sell the New Securities in respect of which such Purchaser's rights were not exercised on substantially the same terms or terms more favorable to the Company than specified in the Company's notice. In the event the Company has not sold such New Securities in accordance with the foregoing within such 90 day period, the Company shall not thereafter issue or sell any of such New Securities without first offering such securities to the Purchasers in the manner provided above.

         9. Indemnity. The Company shall, with respect to the representations, warranties, covenants and agreements made by the Company herein and in the Memorandum indemnify, defend and hold The Argentum Group, the Investors and the holders of Series B Preferred Stock (and their respective shareholders, directors, officers, employees, agents, affiliates and controlling parties) (each, an "Indemnified Party") harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the Memorandum or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, each Indemnified Party shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Indemnified Party as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. In case any such action is brought against an Indemnified Party, the Company will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any reasonable legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which conflict in any material respect with those available to the Company, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 9, the Company shall reimburse such Indemnified Party and shall not have the right to assume the defense of such action on behalf of such Indemnified Party and Company shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 9. The Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, which consent shall not be unreasonably withheld.

         10.     Miscellaneous.

                 10.1 Survival of Warranties. The warranties, representations, and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                 10.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series B Preferred Stock sold hereunder or any shares of Common Stock issuable upon conversion of the Series B Preferred Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the holders of a majority of the Series B Preferred Stock. Each Investor (or subsequent holder of any Series B Preferred Stock) may assign and transfer its rights under this Agreement at such times and upon such conditions as such Investor shall determine in its sole discretion subject to the obligations imposed on such Investor by this Agreement.

                 10.3 Governing Law; Jurisdiction. This Agreement and the other Basic Documents shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, including the Uniform Commercial Code, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. The Company agrees that any action or proceeding to enforce any right arising out of this Agreement and the other Basic Documents, may be commenced in the Supreme Court of New York or in the United States District Court for the District of New York, and the Company consents to such jurisdiction, agrees that venue will be proper in such courts in any such matter, agrees that New York is the most convenient forum for litigation in any such suit, action or legal proceeding, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Company, or as otherwise provided by the laws of the State of New York or the United States. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 10.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) days after deposit with the United States Post

Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, with a copy of notices for the Company to Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo, P.A., 2601 South Bayshore Drive, 19th Floor, Miami, Florida 33133, Attention: Richard N. Bernstein, Esq. and with a copy of notices to the Investors to Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022-1170,
Attention:  Steven Wolosky, Esq.

                 10.7 Finder's Fee. Except for the fees due The Argentum Group pursuant to Section 4.8., each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible. Each Investor severally agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against any such liability or asserted liability) for which such Investor is responsible.

                 10.8 Consent to Additional Stock Issuance. The Investors hereby consent to the issuance on or before December 31, 1995 of up to an additional 437,500 shares of Series B Preferred Stock to one or more individuals who execute an amendment or supplement to this Agreement pursuant to which each such individual becomes an additional Investor under this Agreement and becomes subject to the terms, and entitled to the benefits, of this Agreement.

                 10.9 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 66 2/3% of the Series B Preferred Stock then outstanding. Any amendment or waiver effected in accordance with this Section 10.9 shall be binding upon each holder of the Series B Preferred Stock at the time outstanding and the Company.

                 10.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 10.11 Expenses and Taxes. At the Closing, upon receipt of an invoice, the Company shall reimburse the reasonable fees and expenses (which shall not exceed an aggregate of $50,000 for fees and $10,000 for expenses) of Olshan Grundman Frome & Rosenzweig, LLP counsel to the Investors, incurred in connection with this transaction. The Company agrees to pay on demand all costs and expenses, if any, in connection with the enforcement of this Agreement. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and agrees to save the holders of Series B Preferred Stock harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                 10.12 Waiver of Trial By Jury. TO THE EXTENT THEY MAY LEGALLY DO SO, THE COMPANY AND THE HOLDERS OF SERIES B PREFERRED STOCK HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT AND THE BASIC DOCUMENTS OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE COMPANY AND THE HOLDERS OF SERIES B PREFERRED STOCK HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION
10.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

                 10.13    Independence of Covenants.    All covenants under
this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, by an exception thereto, or would otherwise be within the limitations thereof, shall not avoid the occurrence of breach of this Agreement if such action is taken or condition exists.

                 10.14 Exchanges; Lost, Stolen or Mutilated Certificates. Upon surrender by a holder of Series B Preferred Stock to the Company of any certificate representing Series B Preferred Stock purchased or acquired hereunder, the Company at its expense will issue in exchange therefor, and deliver to the holder of Series B Preferred Stock, a new certificate or certificates representing such shares, in such denominations as may be requested by the holder of Series B Preferred Stock. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any Series B Preferred Stock purchased or acquired by a holder of Series B Preferred Stock hereunder, and in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to such holder a new certificate for such Series B Preferred Stock of like tenor, in lieu of such lost, stolen or mutilated certificate.

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.



                                     By: /s/ Mitchel J. Laskey
                                        --------------------------------
                                        Mitchel J. Laskey, President

                              Address:         101 Southall Lane
                                               Maitland, Florida  32751

                                   Schedule A

                             SCHEDULE OF INVESTORS

                                                                  TOTAL
                                                                 SHARES OF        PURCHASE
 INVESTOR                                                        SERIES B           PRICE
 --------                                                       ----------        --------
 Argentum Capital Partners, L.P.                                 782,500          $626,000

 Daniel Raynor                                                    31,250            25,000

 Arnold and Sandra Raynor                                         31,250            25,000

 EVEREN Clearing Corp.                                            50,000            40,000
 Custodian
 FBO Walter Barandiaran, IRA

 EVEREN Clearing Corp.                                            50,000            40,000
 Custodian
 FBO Jocelyn Barandiaran, IRA

 EVEREN Clearing Corp.                                             5,625             4,500
 Custodian
 FBO Benjamin M. Fishman, IRA

 Benjamin M. Fishman                                               6,875             5,500

 EVEREN Clearing Corp.                                             5,625             4,500
 Custodian
 FBO Robert Grossman

 Robert Grossman                                                   6,875             5,500

 Advisors Trust                                                   93,750            75,000

 Don Aron                                                         62,500            50,000

 Robert Goldstein                                                 93,750            75,000

 Mathers Associates, L.P.                                         62,500            50,000

 Joseph Cooper                                                    62,500            50,000

 Edward M. Sellian                                                62,500            50,000

 Richard Fields                                                   30,000            24,000

 Environmental Private Equity Fund II, L.P.                      937,500           750,000

 The Productivity Fund III, L.P.                                 937,500           750,000


                                                                 TOTAL
                                                               SHARES OF         PURCHASE
 INVESTOR                                                       SERIES B           PRICE
 --------                                                     -----------      ------------
 Robert L. Frome                                                  43,750            35,000
 Steven Wolosky                                                   18,750            15,000
                                                               ---------         ---------

          TOTAL                                                3,375,000        $2,700,000
                                                               =========        ==========

                                   EXHIBIT A

                           Certificate of Designation

                                   EXHIBIT B

                             Schedule of Exceptions

                                  EXHIBIT C-1

    Form of Opinion of Cohen, Berke, Bernstein, Brodie, Kondell, Laszlo, PA

                                  EXHIBIT C-2

               Form of Opinion of Nebraska Counsel to the Company

                                   EXHIBIT D

                           Form of Lock-Up Agreement

                                   EXHIBIT E

                                 Form of Proxy

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

1.       Purchase and Sale of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         --------------------------
         1.1       Sale and Issuance of Series B Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                   ---------------------------------------------
         1.2       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                   -------

2.       Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         ---------------------------------------------
         2.1       Organization, Good Standing, Qualification and Corporate Power . . . . . . . . . . . . . . . . . . . 2
                   --------------------------------------------------------------
         2.2       Capitalization and Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                   --------------------------------
         2.3       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                   ------------
         2.4       Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   -------------
         2.5       Valid Issuance of Preferred and Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   --------------------------------------------
         2.6       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                   --------------------
         2.7       Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   -------
         2.8       Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   ---------------------
         2.9       Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   ----------
         2.10      Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   ----------------------
         2.11      Compliance with Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   ---------------------------------
         2.12      Agreements; Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   ------------------
         2.13      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   ----------
         2.14      Title to Property and Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                   ----------------------------
         2.15      Labor Agreements and Actions; Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   -----------------------------------------------
         2.16      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   ---------
         2.17      Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   -----------
         2.18      Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   ------------
         2.19      U.S. Real Property Holding Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   --------------------------------------
         2.20      Foreign Corrupt Practices Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                   -----------------------------
         2.21      Compliance with FDA Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   -------------------------------
         2.22      Regulations G, T and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   ----------------------
         2.23      Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   -----------------------
         2.24      Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   -----------------------
         2.25      Existing Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   -----------------
         2.26      Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   -------

3.       Representations and Warranties of the Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         -----------------------------------------------
         3.1       Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   -------------
         3.2       Purchase Entirely for Own Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   ---------------------------------
         3.3       Investor Address, Access to Information, Experience, Etc.  . . . . . . . . . . . . . . . . . . . .  11
                   ---------------------------------------------------------
         3.4       Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   ---------------------
         3.5       Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   -------

4.       Conditions of each Investor's Obligations at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         ----------------------------------------------------

         4.1       Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   ------------------------------
         4.2       Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   -----------
         4.3       Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   ----------------------
         4.4       Secretary's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   -----------------------
         4.5       Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   --------------
         4.6       Opinion of Company Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   --------------------------
         4.7       Consents and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   --------------------
         4.8       Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   ----
         4.9       Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   ------------------
         4.10      Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   -----------
         4.11      Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   --------------
         4.12      Bank Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   ---------
         4.13      Lock-Up Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   -----------------
         4.14      No Material and Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   ------------------------------
         4.15      Other Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   -----------------------
         4.16      Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   --------
         4.17      Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   -------------------
         4.18      Bridge Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   ------------
         4.19      Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   -------
         4.20      SBA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   ---
         4.21      All Proceedings to be Satisfactory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   ----------------------------------

5.       Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         ---------------------
         5.1       Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   --------------------
         5.2       Legal Existence of the Company and its Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  16
                   ---------------------------------------------------
         5.3       Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   ---------------------
         5.4       Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   ------------
         5.5       Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   ---------------
         5.6       Right of Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   -------------------
         5.7       Additional Agreements of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   ------------------------------------
         5.8       Transfer Pursuant to Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   ------------------------------
         5.9       Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   ------------------

6.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         ------------------
         6.1       Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   ----------------------------
         6.2       Amendment of Charter Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   ------------------------------
         6.3       Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                   -----------------
         6.4       Misrepresentations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                   ------------------
         7.        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                   -----------
         8.        Stock Option Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   ------------------
         9.        Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                   ---------

10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         -------------
         10.1      Survival of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                   ----------------------

         10.2      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   ----------------------
         10.3      Governing Law; Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   ---------------------------
         10.4      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   ------------
         10.5      Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   --------------------
         10.6      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   -------
         10.7      Finder's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   ------------
         10.8      Consent to Additional Stock Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   ------------------------------------
         10.9      Entire Agreement; Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   ----------------------------------------
         10.10     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   ------------
         10.11     Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   ------------------
         10.12     Waiver of Trial By Jury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   -----------------------
         10.13     Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   -------------------------
         10.14     Exchanges; Lost, Stolen or Mutilated Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  30
                   -------------------------------------------------


SCHEDULES AND EXHIBITS

SCHEDULE A                 Schedule of Investors

EXHIBIT A                  Certificate of Designation

EXHIBIT B                  Schedule of Exceptions

EXHIBIT C-1                Form of Opinion of Cohen, Berke, Bernstein, Brodie,
                           Kondell & Laszlo, P.A.

EXHIBIT C-2                Form of Opinion of Nebraska Counsel to the Company

EXHIBIT D                  Form of Lock Up Agreement

EXHIBIT E                  Form of Proxy

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                  ARGENTUM CAPITAL PARTNERS, L.P.


                                  By:  /s/ Daniel Raynor
                                       -------------------------------------
                                       Name:  Daniel Raynor
                                       Title: Chairman of BR Associates, Inc.,
                                              the General Partner

                                      Address:  405 Lexington Avenue,
                                                54th Floor
                                                New York, NY 10174

                                                Attention:  Daniel Raynor

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                 /s/ DANIEL RAYNOR
                                      ------------------------------------------
                                                     DANIEL RAYNOR


                                      Address:  c/o The Argentum Group
                                                405 Lexington Avenue
                                                54th Floor
                                                New York, New York 10174

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                  /s/ ARNOLD RAYNOR
                                      ------------------------------------------
                                                      ARNOLD RAYNOR


                                                  /s/ SANDRA RAYNOR
                                      ------------------------------------------
                                                      SANDRA RAYNOR


                                      Address:  c/o Shapiro & Lobel
                                                111 West 40th Street
                                                New York, New York 10018

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                      EVEREN CLEARING CORP.
                                      Custodian
                                      FBO:  Walter Barandiaran, IRA


                                      By:  /s/ Walter Barandiaran
                                           -------------------------------------
                                           Name:  Walter Barandiaran
                                           Title:

                                      Address:  245 East 93rd Street
                                                Apt. 26D
                                                New York, NY 10128

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                      EVEREN CLEARING CORP.
                                      Custodian
                                      FBO:  Jocelyn Barandiaran, IRA


                                      By:  /s/ Jocelyn Barandiaran
                                           -------------------------------------
                                           Name:  Jocelyn Barandiaran
                                           Title:

                                      Address:  245 East 93rd Street
                                                Apt. 26D
                                                New York, NY 10128

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                      EVEREN CLEARING CORP.
                                      Custodian
                                      FBO:  Benjamin Fishman, IRA


                                      By:  /s/ Benjamin M. Fishman
                                           -------------------------------------
                                           Name:  Benjamin M. Fishman
                                           Title:

                                      Address:  c/o The Argentum Group
                                                405 Lexington Avenue
                                                54th Floor
                                                New York, NY 10175

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                /s/ BENJAMIN M. FISHMAN
                                      ------------------------------------------
                                                    BENJAMIN M. FISHMAN


                                      Address:  c/o The Argentum Group
                                                405 Lexington Avenue
                                                54th Floor
                                                New York, New York 10175

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                      EVEREN CLEARING CORP.
                                      Custodian
                                      FBO:  Robert Grossman


                                      By:  /s/ Robert L. Grossman
                                           -------------------------------------
                                           Name:  Robert L. Grossman
                                           Title:

                                      Address:  420 East 70th Street
                                                Apt. 8Q New York, New York 10021

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                 /s/ ROBERT L. GROSSMAN
                                      ------------------------------------------
                                                     ROBERT L. GROSSMAN


                                      Address:  420 East 70th Street
                                                Apt. 8Q
                                                New York, New York 10021

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                      ADVISORS TRUST


                                      By:  /s/ Daniel Tessler
                                           -------------------------------------
                                           Name:  Daniel Tessler
                                           Title: Trustee

                                      Address:  4521 PGA Boulevard
                                                Apt. 330
                                                Palm Beach Gardens, FL 33418

                                                Attention:  Daniel Tessler

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                  /s/ DONALD ARON
                                      ------------------------------------------
                                                      DONALD ARON


                                      Address:  c/o The Aron Companies
                                                1400 Post Oak Blvd.
                                                Suite 500
                                                Houston, Texas 77056

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                 /s/ ROBERT D. GOLDSTEIN
                                      ------------------------------------------
                                                     ROBERT D. GOLDSTEIN


                                      Address:  c/o Equity Group Profit
                                                  Sharing Plan & Trust
                                                919 Third Avenue, 18th Fl.
                                                New York, NY 10022

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                       MATHERS ASSOCIATES, L.P.

                                   By: /s/ NORBERT J. ZEELANDER
                                       ------------------------------
                                       NORBERT J. ZEELANDER


                                      Address:  160 East 65th Street
                                                Apt. 23F
                                                New York, New York 10021

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



                                                  /s/ JOSEPH COOPER
                                      ------------------------------------------
                                                      JOSEPH COOPER


                                      Address:  c/o Cooper, Selvin
                                                  & Strassberg
                                                415 Northern Boulevard
                                                Great Neck, New York 10021

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                  /s/ EDWARD SELLIAN
                                      ------------------------------------------
                                                      EDWARD SELLIAN


                                      Address:  6794 S.E. Isle Way
                                                Stuart, FL 34996

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                  /s/ RICHARD FIELDS
                                      ------------------------------------------
                                                      RICHARD FIELDS


                                      Address:  c/o Allen & Company
                                                711 Fifth Avenue
                                                9th Floor
                                                New York, NY 10022

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:



ENVIRONMENTAL PRIVATE EQUITY          ENVIRONMENTAL PRIVATE EQUITY
  FUND II, L.P.                         FUND II, L.P.

By: Environmental Private Equity
    Management II, L.P., Gen. Ptr.    By:  /s/ Bret R. Maxwell
                                           -------------------------------------
By: First Analysis EPEF Management         Name:  Bret R. Maxwell
    Co. II, Gen. Ptr.                      Title:

By:  /s/ Bret R. Maxwell              Address:  233 South Wacker Drive
    -------------------------------             Suite 9500
    Bret R. Maxwell, Gen. Ptr.                  Chicago, IL 60606

                                                Attention:  Bret Maxwell

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                       PRODUCTIVITY FUND III, L.P.

                       By: First Analysis Management Company, III, L.L.C. its: General Partner


                       By:  /s/ Bret R. Maxwell
                            -------------------------------------
                            Name:  Bret R. Maxwell
                            Title: Managing Member

                       Address:  233 South Wacker Drive
                                 Suite 9500
                                 Chicago, IL 60606

                                 Attention:  Bret Maxwell

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                 /s/ ROBERT L. FROME
                                      ------------------------------------------
                                                     ROBERT L. FROME


                                      Address:  c/o Olshan Grundman Frome
                                                  & Rosenzweig LLP
                                                505 Park Avenue
                                                New York, NY 10022-1170

                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE




Acknowledged and Agreed to
as of the Date First Above Written:


                                                /s/  STEVEN WOLOSKY
                                      ------------------------------------------
                                                     STEVEN WOLOSKY


                                      Address:  c/o Olshan Grundman Frome
                                                  & Rosenzweig LLP
                                                505 Park Avenue
                                                New York, NY 10022-1170